Exhibit 99.1

NEWS RELEASE

Dynegy Inc.    •    601 Travis Street    •    Suite 1400    •    Houston, Texas    •    77002    •    www.dynegy.com

FOR IMMEDIATE RELEASE	NR13-05

Dynegy Announces Full-Year 2012 Results

Full-year 2012 summary:

•                                          $57 million in Enterprise-wide Adjusted EBITDA, a decrease of $224 million compared to 2011

•                                          $(81) million in combined Cash Flow from Operations, $215 million in Free Cash Flow

•                                          $592 million in liquidity at March 8, 2013, including $370 million in cash on hand and $153 million in revolver and letter of credit availability

•                                          PRIDE results exceeded targets with $44 million in operating margin and cost improvements and $148 million in incremental liquidity from balance sheet improvements

Fourth quarter 2012 summary:

•                                          $(42) million in Enterprise-wide Adjusted EBITDA, a decrease of $28 million compared to the fourth quarter 2011

•                                          Repaid $325 million of the Dynegy Power, LLC (GasCo) and Dynegy Midwest Generation, LLC (CoalCo) term loans

•                                          Completed the Baldwin Unit 2 planned outage marking the Company’s completion of the environmental compliance capital obligations under our Consent Decree

•                                          Completed the Chapter 11 process and emerged from bankruptcy on October 1, 2012

Recent Developments and Capital Allocation:

•                                          Today, Dynegy announced, in a separate news release, that it has entered into a definitive agreement to acquire Ameren Energy Resources (AER), comprised of 4,119 MW of generating capacity and the associated retail and marketing businesses

•                                          On January 16, 2013, GasCo entered into a new $150 million revolving credit agreement, improving our corporate liquidity profile. The revolver is available for working capital requirements and general corporate purposes within GasCo.

HOUSTON (March 14, 2013) — Dynegy Inc. (NYSE:DYN) reported full-year 2012 Enterprise-wide Adjusted EBITDA of $57 million compared to $281 million for the same period in 2011. Lower realized prices for the Coal segment, lower revenues from the termination of certain California contracts, and the settlement of legacy financial positions reduced Adjusted EBITDA for the Coal and Gas segments by $305 million.  Partially offsetting these items were an $18 million improvement in Coal and Gas segments operating and maintenance expenses, a $27 million improvement in spark spreads, net of hedges and basis, in the Gas segment, and a $38 million positive adjustment for non-cash amortization related to the Gas segment’s Independence contract. The Company’s operating loss was $99 million for the full-year 2012 compared to an operating loss of $189 million for the same period in 2011.

“2012 was a transformative year for Dynegy. We completed the majority of our financial and organizational restructuring during the year and now have one of the strongest balance sheets in the merchant generation sector. Both our coal and gas fleets had strong operational performance in 2012 despite pressure on power prices from low natural gas prices,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “Our work in 2012 allows us to further focus on executing daily operations, strategic priorities including capital allocation, successfully closing the AER acquisition and completing a corporate-level refinancing. We are committed to maintaining and building upon our financial strength and affirm the 2013 Adjusted EBITDA and cash flow guidance that we provided during our January 2013 investor meeting.”

Fourth quarter 2012 Enterprise-wide Adjusted EBITDA was $(42) million compared to $(14) million for the same period in 2011. The weaker financial results were primarily driven by lower realized power prices for the Coal segment, due to lower hedge prices and increased basis differentials, which decreased energy margins by $62 million. Unfavorable financial settlements of $29 million related to legacy financial positions for the Gas segment were more than offset by a $34 million increase in operating margin due to improved spark spreads, net of hedges and basis, and the absence of a $34 million loss on commercial activities which occurred in 2011. The 2012 fourth quarter operating loss was $104 million compared to an operating loss of $105 million for the same period in 2011.

Full-Year Comparative Results

The non-GAAP financial measures of EBITDA and Adjusted EBITDA are used by management to evaluate Dynegy’s business on an ongoing basis. For comparative purposes, the Adjusted EBITDA results below include the results of Dynegy Inc. for the full-years 2012 and 2011 and the three months ending December 31, 2012 and 2011. As a result of the application of fresh-start accounting as of the Plan Effective Date, the financial statements on or prior to October 1, 2012 are not comparable with the financial statements after October 1, 2012. Please refer to our 2012 Form 10-K (when filed) for greater discussion of the accounting impacts of the Dynegy Inc. and DH merger, our emergence from Chapter 11 and fresh-start accounting on our GAAP financial statements.  The following table presents a reconciliation of operating income (loss) to Adjusted EBITDA and combines the results of the period from January 1, 2012 through October 1, 2012 (the 2012 Predecessor Period) and the period from October 2, 2012 through December 31, 2012 (the Successor Period).  We believe a combined presentation provides a more meaningful comparison to 2011 results. For convenience purposes, the Successor Period is referred to as the three months ended December 31, 2012 throughout. General and administrative expenses are not allocated to each segment. Management does not analyze interest expense and income taxes on a segment level and therefore uses operating income (loss) as the most directly comparable GAAP measure to Adjusted EBITDA when performance is evaluated on a segment level.

	Combined
	Twelve Months Ended December 31, 2012 (in millions)
	Coal	Gas	Other	Total
Operating Income / (Loss)	$(112)	$97	$(84)	$(99)
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	(832)	(832)
Bankruptcy reorganization items, net	—	—	1,034	1,034
Depreciation and amortization expense	21	127	7	155
Earnings from unconsolidated investment	—	2	—	2
Other items, net	5	2	32	39
EBITDA from continuing operations	(86)	228	157	299
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	832	832
Bankruptcy reorganization items, net	—	—	(1,034)	(1,034)
Interest income on Undertaking receivable	—	—	(24)	(24)
Restructuring costs and other expense	—	—	3	3
Mark-to-market (income) losses, net	7	(166)	—	(159)
Amortization of intangible assets and liabilities (1)	78	61	—	139
Premium adjustment	1	(1)	—	—
Changes in fair value of warrants	—	—	(8)	(8)
Adjusted EBITDA	$—	$122	$(74)	$48
Adjusted EBITDA from Legacy Dynegy (2)	20	—	(11)	9
Enterprise-wide Adjusted EBITDA	$20	$122	$(85)	$57

(1)         The amount in the Coal segment in the 2012 Predecessor Period relates to intangible assets and liabilities related to rail transportation and coal contracts, respectively, recorded in connection with the DMG Acquisition.  The amount in the Gas segment in the 2012 Predecessor Period is related to the intangible assets related to the 2005 Sithe acquisition.  The amounts in the Successor Period relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and gas transportation contracts recorded in connection with the application of fresh-start accounting.

(2)         Our 2012 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the 2012 Predecessor Period.  Additionally, effective June 5, 2012, we completed the DMG Acquisition.  As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from January 1, 2012 through June 5, 2012.  However, we have included the Adjusted EBITDA related to Legacy Dynegy for the 2012 Predecessor Period and the Coal segment for the period from January 1, 2012 through June 5, 2012 in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

	Predecessor
	Twelve Months Ended December 31, 2011 (in millions)
	Coal	Gas	Other	Total
Operating Loss	$(38)	$(37)	$(114)	$(189)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(52)	(52)
Depreciation and amortization expense	156	132	7	295
Other items, net	2	2	31	35
EBITDA from continuing operations	120	97	(128)	89
Plus / (Less):
Merger termination fee, restructuring costs and other expenses	(1)	7	25	31
Bankruptcy reorganization items, net	—	—	52	52
Mark-to-market loss, net	76	51	4	131
Adjusted EBITDA from continuing operations	$195	$155	$(47)	$303
Adjusted EBITDA from Legacy Dynegy (1)	48	—	(51)	(3)
Adjusted EBITDA	$243	$155	$(98)	$300
Adjusted EBITDA from discontinued operations				(19)
Enterprise-wide Adjusted EBITDA				$281

(1)         Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the twelve months ended December 31, 2011.  Additionally, effective September 1, 2011, we completed the DMG Transfer.  As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from September 1, 2011 through December 31, 2011.  However, we have included the Adjusted EBITDA related to Legacy Dynegy for the twelve months ended December 31, 2011 and the Coal segment for the period from September 1, 2011 through December 31, 2011 in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

Segment Review of Results Year-Over-Year

Coal — The full-year 2012 operating loss was $112 million, compared to a full-year 2011 operating loss of $38 million. Adjusted EBITDA, before the allocation of corporate general and administrative expense, totaled $20 million during 2012 compared to $243 million in 2011. Lower energy margins due to lower realized power prices partially from higher basis differentials were responsible for $191 million of the negative variance. An increase in year-over-year outages and lower off-peak generation volumes in response to market pricing resulted in an additional $29 million decrease in Coal segment results.

Gas — Full-year 2012 operating income was $97 million, compared to a full-year 2011 operating loss of $37 million. Adjusted EBITDA, before the allocation of corporate general and administrative expense, totaled $122 million during 2012 compared to $155 million in 2011. While Gas segment generation increased 71% primarily due to improved spark spreads, the $27 million in higher energy margins, net of hedges and basis, was more than offset by $37 million in lower tolling and capacity revenues due to the early cancellation of agreements in California. Further, the settlement of $77 million in legacy put options together with a $20 million reduction in option premium revenue led to lower 2012 Adjusted EBITDA despite a $38 million positive adjustment for non-cash amortization related to the Independence contract and the absence of a $34 million commercial loss incurred in 2011.

Fourth Quarter Comparative Results

	Successor
	Three Months Ended December 31, 2012 (in millions)
	Coal	Gas	Other	Total
Operating Loss	$(49)	$(31)	$(24)	$(104)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(3)	(3)
Depreciation and amortization expense	8	36	1	45
Earnings from unconsolidated investment	—	2	—	2
Other items, net	—	—	8	8
EBITDA from continuing operations	(41)	7	(18)	(52)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	3	3
Mark-to-market income, net	(6)	(39)	—	(45)
Amortization of intangible assets (1)	29	32	—	61
Premium adjustment	1	(2)	—	(1)
Changes in fair value of warrants	—	—	(8)	(8)
Enterprise-wide Adjusted EBITDA	$(17)	$(2)	$(23)	$(42)

(1)         The amounts within the Coal and Gas segments relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and transportation contracts recorded in connection with the application of fresh-start accounting.

	Predecessor
	Three Months Ended December 31, 2011 (in millions)
	Coal	Gas	Other	Total
Operating Loss	$—	$(88)	$(17)	$(105)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	(52)	(52)
Depreciation and amortization expense	—	32	2	34
Other items, net	—	1	23	24
EBITDA from continuing operations	—	(55)	(44)	(99)
Plus / (Less):
Merger termination fee, restructuring costs and other expenses	—	(5)	19	14
Bankruptcy reorganization items, net	—	—	52	52
Mark-to-market (income) loss, net	—	38	(1)	37
Adjusted EBITDA from continuing operations	$—	$(22)	$26	$4
Adjusted EBITDA from Legacy Dynegy (1)	37	—	(45)	(8)
Adjusted EBITDA	$37	$(22)	$(19)	$(4)
Adjusted EBITDA from discontinued operations				(10)
Enterprise-wide Adjusted EBITDA				$(14)

(1)         Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended December 31, 2011.  Additionally, effective September 1, 2011, we completed the DMG Transfer.  As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the three months ended December 31, 2011.  However, we have included the Adjusted EBITDA related to Legacy Dynegy and the Coal segment for the three months ended December 31, 2011 in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

Segment Review of Results Quarter-Over-Quarter

Coal — The fourth quarter 2012 operating loss was $49 million compared to a fourth quarter 2011 operating loss of zero. Legacy Dynegy had an operating loss of $14 million related to Coal for the fourth quarter 2012. Adjusted EBITDA, before the allocation of corporate general and administrative expense, totaled $(17) million during the fourth quarter 2012 compared to $37 million during the same period in 2011. Lower energy margins because of lower realized power prices, due to lower hedge prices and higher basis differentials, were responsible for $62 million of the negative Adjusted EBITDA variance. This was partially offset by a $7 million improvement in operating and maintenance expense.

Gas — The fourth quarter operating loss was $31 million compared to a fourth quarter 2011 operating loss of $88 million. Adjusted EBITDA, before the allocation of corporate general and administrative expense, totaled $(2) million during the fourth quarter 2012 compared to $(22) million during the same period in 2011. Improved spark spreads, net of hedges and basis, contributed an additional $34 million in 2012, and together with the absence of the $34 million commercial loss incurred in 2011, more than offset $29 million in legacy put option settlements, $9 million in lower capacity revenues and $7 million in lower California tolling and resource adequacy payments.

Liquidity

As of March 8, 2013, Dynegy’s available liquidity was $592 million, which included $370 million in unrestricted cash and cash equivalents, $153 million in letter of credit availability and $69 million in restricted cash available for collateral posting purposes.

	March 8, 2013	December 31, 2012
LC capacity, inclusive of required reserves	249	262
Required reserves	(7)	(8)
Outstanding letters of credit	(239)	(252)
LC availability	3	2
Revolver	150	—
Cash and cash equivalents	370	348
Collateral posting account	69	71
Total available liquidity	$592	$421

Consolidated Cash Flow

Cash flow used in operations for the Successor Period was $44 million and for the 2012 Predecessor Period was $37 million for a full-year 2012 total of $81 million. During the year, the power generation business used $71 million primarily due to losses incurred during the year.  Corporate and other operations used cash of approximately $58 million primarily due to payments to advisors, employee related payments and other general and administrative expense. These uses of cash were partially offset by $48 million in positive changes in working capital, which includes $6 million related to increased collateral postings, net of return of collateral. Cash flow used in operations totaled $1 million for the year ended December 31, 2011.

Cash flow provided by investing activities for the Successor Period was $265 million and for the 2012 Predecessor Period was $278 million for a full-year 2012 total of $543 million compared to cash flow used in investing activities of $229 million in 2011. During 2012, capital expenditures totaled $109 million, including $76 million in maintenance capital expenditures and $33 million in environmental capital expenditures, the latter of which reflects the Company’s continuing investment in environmental upgrades under the Consent Decree. During 2011, capital expenditures totaled $196 million, with $88 million in maintenance capital expenditures and $108 million in environmental capital expenditures. During 2012, there was a $256 million cash inflow due to the Dynegy Midwest Generation acquisition by DH from Legacy Dynegy compared to a $441 million cash outflow in 2011 related to the Dynegy Midwest Generation transfer to Legacy Dynegy from DH. During 2012, there was a $399 million net cash inflow related to restricted cash balances compared to a $222 million net cash inflow in 2011. During 2011, there was a $419 million cash inflow related to maturities of short-term investments offset by a $244 million cash outflow related to purchases of short-term investments.

Cash flow used in financing activities for the Successor Period was $328 million and for the 2012 Predecessor Period was $184 million for a full-year 2012 total of $512 million compared to cash flow provided by financing activities of $375 million during 2011. During 2012, the Company repaid $339 million of borrowings and made a $200 million payment to unsecured creditors under the terms of its

Plan of Reorganization, offset by an increase of $27 million in connection with the recapitalization of Legacy Dynegy. In 2011, proceeds from long-term borrowings of $2 billion were partially offset by $1.6 billion in repayments of other debt instruments.

PRIDE Update

During 2012, we continued to benefit from our cost and performance improvement initiative, known as PRIDE, driving recurring cash flow benefits by optimizing our cost structure, implementing company-wide process and operating improvements, and improving balance sheet efficiency. For 2012, we recognized $44 million in operating margin and cost improvements and $148 million in incremental liquidity from balance sheet improvements due to PRIDE initiatives. In 2013, we are targeting additional margin and cost improvements of $42 million, and additional balance sheet improvements of $83 million. We will continue to use the PRIDE initiative to improve our operating performance, cost structure and balance sheet.

Ameren Energy Resources Acquisition

Dynegy Inc. and Ameren announced today they have signed a definitive agreement under which Dynegy’s subsidiary Illinois Power Holdings, LLC (IPH) will acquire Ameren’s subsidiary, Ameren Energy Resources (AER) and its subsidiaries Ameren Energy Generating Company, Ameren Energy Resources Generating, and Ameren Energy Marketing Company. Upon closing, Dynegy will own more than 8,000 megawatts (MW) of generating capacity in Illinois, and nearly 14,000 MW nationally. The AER retail and marketing businesses and the following plants are included in the transaction: Duck Creek, Coffeen, E.D. Edwards, Newton, and Joppa.

Investor Conference Call/Webcast

Dynegy will discuss its 2012 financial results and the Ameren Energy Resources acquisition during an investor conference call and webcast today, March 14, 2013, at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning: the strength of Dynegy’s balance sheet in the merchant generation sector; Dynegy’s execution of its daily operations, strategic priorities and capital allocation; Dynegy’s successful close of the AER acquisition; Dynegy’s commitment to its financial strength; anticipated earnings and cash flows and 2013 Adjusted EBITDA and cash flow guidance. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings guidance.  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2012 Form 10-K, when filed. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s ability to consummate the Roseton and Danskammer facilities sale transactions in accordance with the Settlement Agreement, the Dynegy Northeast Generation, Inc. Chapter 11 Joint Plan of Liquidation and the Danskammer and Roseton Asset Purchase Agreements; (ii) lack of comparable financial data due to the application of fresh-start accounting; (iii) beliefs and assumptions relating to Dynegy’s liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (iv) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (v) expectations regarding Dynegy’s compliance with the DMG and DPC Credit

Agreements and DPC’s Revolving Credit Agreement, including collateral demands, interest expense, financial ratios and other payments; (vi) the timing and anticipated benefits of any refinancing of the DMG and DPC Credit Agreements; (vii) efforts to secure retail sales and the timing of such sales; (viii) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (ix) efforts to identify opportunities to reduce congestion and improve busbar power prices; (x) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (xi) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (xii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xiii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xiv) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage Dynegy’s exposure to energy price volatility; (xv) beliefs and assumptions about weather and general economic conditions; (xvi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xvii) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xviii) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; (xix) beliefs and assumptions regarding the outcome of the SCE contract terminations dispute and the impact of such terminations on the timing and amount of future cash flows; (xx) ability to mitigate impacts associated with expiring RMR and/or capacity contracts; (xxi) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives issued by the CFTC under the Dodd-Frank Act; and (xxii) expectations and estimates regarding capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466

DYNEGY INC.

REPORTED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Successor	Predecessor	Combined	Predecessor
	October 2 Through December 31, 2012	January 1 Through October 1, 2012	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenues	$312	$981	$1,293	$1,333
Cost of sales	(268)	(662)	(930)	(866)
Gross margin, exclusive of depreciation shown separately below	44	319	363	467
Operating and maintenance expense, exclusive of depreciation shown separately below	(81)	(148)	(229)	(254)
Depreciation and amortization expense	(45)	(110)	(155)	(295)
Impairment and other charges	—	—	—	(5)
General and administrative expense	(22)	(56)	(78)	(102)
Operating income (loss)	(104)	5	(99)	(189)
Earnings from unconsolidated investment	2	—	2	—
Bankruptcy reorganization items, net	(3)	1,037	1,034	(52)
Interest expense	(16)	(120)	(136)	(348)
Debt extinguishment costs	—	—	—	(21)
Impairment of Undertaking receivable, affiliate	—	(832)	(832)	—
Other income and expense, net	8	31	39	35
Income (loss) from continuing operations before income taxes	(113)	121	8	(575)
Income tax benefit	—	9	9	144
Income (loss) from continuing operations	(113)	130	17	(431)
Income (loss) from discontinued operations, net of taxes	6	(162)	(156)	(509)
Net loss	$(107)	$(32)	$(139)	$(940)

Basic loss per share: (3)
Loss from continuing operations (1)	$(1.13)	N/A	N/A	N/A
Income from discontinued operations	0.06	N/A	N/A	N/A
Basic loss per share (3)	$(1.07)	N/A	N/A	N/A

Diluted loss per share: (3)
Loss from continuing operations (1)	$(1.13)	N/A	N/A	N/A
Income from discontinued operations	0.06	N/A	N/A	N/A
Diluted loss per share (3)	$(1.07)	N/A	N/A	N/A

Basic shares outstanding	100	N/A	N/A	N/A
Diluted shares outstanding	100	N/A	N/A	N/A

(1)         For the Successor Period, a reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations is presented below:

Loss from continuing operations for basic and diluted loss per share	$(113)

Basic weighted-average shares	100
Effect of dilutive securities-stock options and restricted stock	—
Diluted weighted-average shares	100

Loss per share from continuing operations
Basic	$(1.13)
Diluted (2)	$(1.13)

(2)         Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for all periods presented.

(3)         Prior to the Merger, DH was organized as a limited liability company and the capital structure of DH did not change until September 30, 2012.  Although Legacy Dynegy’s shares were publicly traded, DH did not have any publicly traded shares during the Predecessor periods; therefore, no loss per share is presented for (i) the three and twelve months ended December 31, 2011 and (ii) the twelve months ended December 31, 2012.

DYNEGY INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Successor	Predecessor
	Three Months Ended December 31,
	2012	2011

Revenues	$312	$130
Cost of sales	(268)	(148)
Gross margin, exclusive of depreciation shown separately below	44	(18)
Operating and maintenance expense, exclusive of depreciation expense shown separately below	(81)	(37)
Depreciation and amortization expense	(45)	(34)
Impairments and other charges	—	(1)
General and administrative expense	(22)	(15)
Operating loss	(104)	(105)
Earnings from unconsolidated investment	2	—
Bankruptcy reorganization items, net	(3)	(52)
Interest expense	(16)	(65)
Debt extinguishment costs	—	—
Impairment of Undertaking receivable, affiliate	—	—
Other income and expense, net	8	24
Loss from continuing operations before income taxes	(113)	(198)
Income tax benefit	—	50
Loss from continuing operations	(113)	(148)
Income/(loss) from discontinued operations, net of taxes	6	(468)
Net loss	$(107)	$(616)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA for the twelve months ended December 31, 2012:

	Combined
	Twelve Months Ended December 31, 2012
	Coal	Gas	Other	Total
Net loss				$(139)
Plus / (Less):
Loss from discontinued operations, net of taxes				156
Income tax benefit (1)				(9)
Interest expense				136
Depreciation and amortization expense				155
EBITDA from continuing operations (2)	$(86)	$228	$157	$299
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	832	832
Bankruptcy reorganization items, net	—	—	(1,034)	(1,034)
Interest income on Undertaking receivable	—	—	(24)	(24)
Restructuring costs and other expense	—	—	3	3
Mark-to-market (income) loss, net	7	(166)	—	(159)
Amortization of intangible assets and liabilities (3)	78	61	—	139
Premium adjustment	1	(1)	—	—
Changes in fair value of warrants	—	—	(8)	(8)
Adjusted EBITDA (2)	—	122	(74)	48
Adjusted EBITDA from Legacy Dynegy (4)	20	—	(11)	9
Enterprise-wide Adjusted EBITDA (2)	$20	$122	$(85)	$57

(1)         For the twelve months ended December 31, 2012, the difference between the effective income tax rate of 113 percent and the statutory federal rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.  As of December 31, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

(3)         The amount in the Coal segment in the 2012 Predecessor Period relates to intangible assets and liabilities related to rail transportation and coal contracts, respectively, recorded in connection with the DMG

Acquisition.  The amount in the Gas segment in the 2012 Predecessor Period is related to the intangible assets related to the 2005 Sithe acquisition.  The amounts in the Successor Period relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and gas transportation contracts recorded in connection with the application of fresh-start accounting.

	Combined
	Twelve Months Ended December 31, 2012
	Coal	Gas	Other	Total

Operating income (loss)	$(112)	$97	$(84)	$(99)
Impairment of Undertaking receivable, affiliate	—	—	(832)	(832)
Bankruptcy reorganization items, net	—	—	1,034	1,034
Depreciation and amortization expense	21	127	7	155
Earnings from unconsolidated investment	—	2	—	2
Other items, net	5	2	32	39
EBITDA from continuing operations	$(86)	$228	$157	$299

(4)         Our 2012 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012.  Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the 2012 Predecessor Period.  Additionally, effective June 5, 2012, we completed the DMG Acquisition.  As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from January 1, 2012 through June 5, 2012.  However, we have included the Adjusted EBITDA related to Legacy Dynegy for the 2012 Predecessor Period and the Coal segment for the period from January 1, 2012 through June 5, 2012 in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet. The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating income (loss):

	Combined
	Twelve Months Ended December 31, 2012
	Coal	Gas	Other	Total

Operating income (loss)	$(2,702)	$—	$1,670	$(1,032)
Depreciation and amortization expense	78	—	—	78
Bankruptcy reorganization items, net	—	—	(8)	(8)
Loss from unconsolidated investment	—	—	(1)	(1)
EBITDA	(2,624)	—	1,661	(963)
Loss (gain) on Coal Holdco Transfer	2,652	—	(1,711)	941
Bankruptcy reorganization items, net	—	—	8	8
Restructuring costs and other expense	—	—	30	30
Mark-to-market income, net	(8)	—	—	(8)
Loss from unconsolidated investment	—	—	1	1
Adjusted EBITDA from Legacy Dynegy	$20	$—	$(11)	$9

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2011

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial data regarding our enterprise-wide Adjusted EBITDA by segment for the twelve months ended December 31, 2011:

	Predecessor
	Twelve Months Ended December 31, 2011
	Coal	Gas	Other	Total
Net loss				$(940)
Plus / (Less):
Loss from discontinued operations, net of taxes				509
Income tax benefit from continuing operations (1)				(144)
Interest expense and debt extinguishment costs				369
Depreciation and amortization expense				295
EBITDA from continuing operations (2)	$120	$97	$(128)	$89
Plus / (Less):
Bankruptcy reorganization items, net	—	—	52	52
Merger agreement termination fee, restructuring costs and other expenses	(1)	7	25	31
Mark-to-market loss, net	76	51	4	131
Adjusted EBITDA from continuing operations (2)	195	155	(47)	303
Adjusted EBITDA from Legacy Dynegy (3)	48	—	(51)	(3)
Adjusted EBITDA	$243	$155	$(98)	$300
Adjusted EBITDA from discontinued operations				(19)
Enterprise-wide Adjusted EBITDA				$281

(1)   For the twelve months ended December 31, 2011, the difference between the effective income tax rate of 25 percent and the statutory federal rate of 35 percent resulted primarily due to the impact of state taxes partially offset by a change in our valuation allowance.

(2)   EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Operating loss to EBITDA from continuing operations is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Predecessor
	Twelve Months Ended December 31, 2011
	Coal	Gas	Other	Total

Operating loss	$(38)	$(37)	$(114)	$(189)
Bankruptcy reorganization items, net	—	—	(52)	(52)
Other items, net	2	2	31	35
Depreciation and amortization expense	156	132	7	295
EBITDA from continuing operations	$120	$97	$(128)	$89

(3)   Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the twelve months ended December 31, 2011. Additionally, effective September 1, 2011, we completed the DMG Transfer. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from September 1, 2011 through December 31, 2011. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the twelve months ended December 31, 2011 and the Coal segment for the period from September 1, 2011 through December 31, 2011 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating loss:

	Predecessor
	Twelve Months Ended December 31, 2011
	Coal	Gas	Other	Total

Operating loss	$(18)	$—	$(40)	$(58)
Depreciation and amortization expense	50	—	(1)	49
Other items, net	(1)	—	(39)	(40)
EBITDA	31	—	(80)	(49)
Restructuring charges and other expenses	2	—	19	21
Impairment and other charges	—	—	10	10
Mark-to-market loss, net	15	—	—	15
Adjusted EBITDA from Legacy Dynegy	$48	$—	$(51)	$(3)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA for the three months ended December 31, 2012:

	Successor
	Three Months Ended December 31, 2012
	Coal	Gas	Other	Total
Net loss				$(107)
Plus / (Less):
Discontinued operations, net of taxes				(6)
Income tax benefit (1)				—
Interest expense				16
Depreciation and amortization expense				45
EBITDA from continuing operations (2)	$(41)	$7	$(18)	$(52)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	3	3
Mark-to-market income, net	(6)	(39)	—	(45)
Amortization of intangible assets and liabilities (3)	29	32	—	61
Premium adjustment	1	(2)	—	(1)
Changes in fair value of warrants	—	—	(8)	(8)
Enterprise-wide Adjusted EBITDA (2)	$(17)	$(2)	$(23)	$(42)

(1)         For the three months ended December 31, 2012, our overall effective tax rate on continuing operations was different than the federal statutory rate of 35 percent as a result of a valuation allowance to eliminate our deferred tax assets.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

(3)         The amounts within the Coal and Gas segments relate to intangible assets and liabilities related to rail transportation, coal contracts, gas revenue contracts and transportation contracts recorded in connection with the application of fresh-start accounting.

	Successor
	Three Months Ended December 31, 2012
	Coal	Gas	Other	Total

Operating loss	$(49)	$(31)	$(24)	$(104)
Bankruptcy reorganization items, net	—	—	(3)	(3)
Depreciation and amortization expense	8	36	1	45
Earnings from unconsolidated investment	—	2	—	2
Other items, net	—	—	8	8
EBITDA from continuing operations	$(41)	$7	$(18)	$(52)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2011

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA by segment for the three months ended December 31, 2011:

	Predecessor
	Three Months Ended December 31, 2011
	Coal	Gas	Other	Total
Net loss				$(616)
Plus / (Less):
Discontinued operations				468
Income tax benefit (1)				(50)
Interest expense				65
Depreciation and amortization expense				34
EBITDA from continuing operations (2)	$—	$(55)	$(44)	$(99)
Plus / (Less):
Bankruptcy reorganization items, net	—	—	52	52
Merger agreement termination fee, restructuring costs and other expenses	—	(5)	19	14
Mark-to-market (income) loss, net	—	38	(1)	37
Adjusted EBITDA from continuing operations (2)	$—	$(22)	$26	$4
Adjusted EBITDA from Legacy Dynegy (3)	37	—	(45)	(8)
Adjusted EBITDA	$37	$(22)	$(19)	$(4)
Adjusted EBITDA from discontinued operations				(10)
Enterprise-wide Adjusted EBITDA				$(14)

(1)         For the three months ended December 31, 2011, the difference between the effective tax rate of 25 percent and the federal statutory tax rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.

(2)         EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Predecessor
	Three Months Ended December 31, 2011
	Coal	Gas	Other	Total

Operating loss	$—	$(88)	$(17)	$(105)
Bankruptcy reorganization items, net	—	—	(52)	(52)
Other items, net	—	1	23	24
Depreciation and amortization expense	—	32	2	34
EBITDA from continuing operations	$—	$(55)	$(44)	$(99)

(3)         Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended December 31, 2011. Additionally, effective September 1, 2011, we completed the DMG Transfer. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the three months ended December 31, 2011. However, we have included the Adjusted EBITDA related to Legacy Dynegy and the Coal segment for the three months ended December 31, 2011 in this adjustment because management uses enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating loss:

	Predecessor
	Three Months Ended December 31, 2011
	Coal	Gas	Other	Total

Operating loss	$(14)	$—	$(34)	$(48)
Depreciation and amortization expense	37	—	(1)	36
Other items, net	1	—	(34)	(33)
EBITDA	24	—	(69)	(45)
Restructuring charges and other expenses	(3)	—	14	11
Impairment and other charges	—	—	10	10
Mark-to-market loss, net	16	—	—	16
Adjusted EBITDA from Legacy Dynegy	$37	$—	$(45)	$(8)

DYNEGY INC.

SUMMARY CASH FLOW INFORMATION (1)

TWELVE MONTHS ENDED DECEMBER 31, 2012 and 2011

(UNAUDITED) (IN MILLIONS)

	Combined			Predecessor
	Twelve Months Ended December 31,
	2012			2011
	Dynegy Inc. (as reported)	Other (3)	Total	Total
Adjusted EBITDA (2)	$48	$9	$57	$281
Interest payments	(135)	(19)	(154)	(256)
Cash taxes	7	—	7	2
Collateral	(6)	(3)	(9)	(54)
Working capital / non-cash adjustments / other changes	5	(93)	(88)	62
Cash Flow from Operations	(81)	(106)	(187)	35
Maintenance capital expenditures	(76)	(9)	(85)	(106)
Environmental capital expenditures	(27)	(28)	(55)	(159)
Return of cash collateral, net (investing)	399	55	454	—
Free Cash Flow	$215	$(88)	$127	$(230)

(1)         This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Free Cash Flow.  We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements. A reconciliation of Free Cash Flow to Cash Flow from Operations is presented above. Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures.

(2)         Adjusted EBITDA is a non-GAAP financial measure.  Please refer to Item 2.02 of our Form 8-K filed on March 14, 2013, for definitions, utility and uses of such non-GAAP financial measures.  Please see Reported Segmented Results of Operations for the twelve months ended December 31, 2012 and 2011 for a reconciliation of Adjusted EBITDA to Net loss.

(3)         Other includes the cash flows from Legacy Dynegy for the twelve months ended December 31, 2012 which included the Coal segment for the period from January 1, 2012 through June 5, 2012.

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Coal and Gas segment results of operations for the three and twelve months ended December 31, 2012 and 2011, respectively. As a result of the DMG Transfer, 2011 results only include the results of the Coal segment through August 31, 2011. As a result of the DMG Acquisition, 2012 results only include the results of the Coal segment for the period of June 6, 2012 through December 31, 2012. Additionally, as a result of the DMG Transfer, 2011 results only include the results of the Coal segment for the period from January 1, 2011 through August 31, 2011.

	Successor	Predecessor	Combined	Predecessor
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Coal
Million Megawatt Hours Generated (1)	4.7	N/A	11.3	15.6
In-Market Availability for Coal Fired Facilities (2)	86%	N/A	91%	92%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Indiana (Indy Hub) (4)	$35	N/A	$38	$45

Gas
Million Megawatt Hours Generated (5):	3.5	2.7	20.4	12.3
Average Capacity Factor for Combined Cycle Facilities (6)	36%	27%	52%	21%
Average Market On-Peak Spark Spreads ($/MWh) (7):
Commonwealth Edison (NI Hub)	$9	$9	$14	$12
PJM West	$15	$15	$19	$19
North of Path 15 (NP 15)	$9	$7	$8	$4
New York - Zone A	$10	$9	$13	$9
Mass Hub	$23	$17	$19	$18
Average Market Off-Peak Spark Spreads ($/MWh) (7):
Commonwealth Edison (NI Hub)	$(1)	$(3)	$4	$(3)
PJM West	$6	$8	$8	$5
North of Path 15 (NP 15)	$1	$(1)	$(1)	$(10)
New York - Zone A	$2	$2	$4	$2
Mass Hub	$(3)	$9	$4	$6
Average Natural Gas Price - Henry Hub ($/MMBtu) (8)	$3.39	$3.31	$2.75	$3.99

(1)         Reflects production volumes in million MWh generated during the periods Coal was included in our consolidated results.  Generation volumes were 5.3 million MWh for the full three months ended December 31, 2011.  Generation volumes were 19.9 million MWh and 22.2 million MWh for the full twelve months ended December 31, 2012 and 2011, respectively.

(2)         Reflects the percentage of generation available during periods when market prices were such that these units could be profitably dispatched during the periods Coal was included in our consolidated results.  In-Market Availability for Coal Fired Facilities was 89 percent for the full three months ended December 31, 2011.  In-Market Availability for Coal Fired Facilities was 92 percent for the full twelve months ended December 31, 2012 and 2011, respectively.

(3)         Reflects the average of day-ahead quoted prices for the periods Coal was included in our consolidated results and does not necessarily reflect prices we realized.  The average of day-ahead quoted prices was $34 for the full three months ended December 31, 2011.  The average of day-ahead quoted prices were $35 and $41 for the full twelve months ended December 31, 2012 and 2011, respectively.

(4)         The market reference for 2011 was Cinergy (Cin Hub).  At the end of 2011, the Cin Hub pricing point in MISO ceased to exist when the Ohio portion of the market point became part of PJM.  Beginning in 2012, Indy Hub became MISO’s major market point and is considered a direct correlation to the old Cin Hub and has been accepted as a replacement for Cin Hub in commercial contracts.

(5)         Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility for the three and twelve months ended December 31, 2012 and 2011, respectively.

(6)         Reflects actual production as a percentage of available capacity.

(7)         Reflects the simple average of the spark spread available to a 7.0 MMBtu/MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas at a daily cash market price and does not reflect spark spreads available to us.

(8)         Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.